Exhibit 99.25(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No.13 and Amendment No.16 to the Registration Statement on Form N-2 of Palmer Square Opportunistic Income Fund and to the use of our report dated September 29, 2025 on the financial statements and financial highlights of the Palmer Square Opportunistic Income Fund, appearing in Form N-CSR for the year ended July 31, 2025, which are also incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

November 25, 2025